Exhibit 99.1

Singing Machine Reports $17.1 Million in Second Quarter Revenue; 23% Increase in Year-to-Date Sales

Fort Lauderdale, FL, November 14, 2022 – The Singing Machine Company, Inc. (“Singing Machine” or the “Company”) (NASDAQ: MICS) – the worldwide leader in consumer karaoke products – today announced its second quarter financial results for the three months ended September 30, 2022.

Second Quarter Highlights:

●	Net sales for the quarter of $17.1 million; fiscal year-to-date revenue of $28.8 million (an increase of 23% over the same period in the prior year).
●	Gross profit increased by approximately $0.6 million to $3.9 million (representing a 23% gross margin) compared to $3.3 million (or 19% gross margin) in the prior year (an overall increase of 4% compared to the prior year same period). The improvement was in part due to lower inbound logistics and transportation expenses.
●	Income from Operations of approximately $0.6 million for the quarter; the Company continues to demonstrate ability to produce profitable quarters.
●	Strengthened balance sheet with a successful $15 million senior secured line of credit refinancing with Fifth Third Bank on October 14, 2022.
●	Fully diluted EPS of $0.08 for the quarter and $0.11 for the year-to-date period.

Management Commentary:

Gary Atkinson, Singing Machine CEO, commented, “This was a very strong quarter for our Company. We are very pleased to share our results of operations, particularly in a challenging overall economic environment.”

“We have aggressively sought to sell product into our best retail partners throughout the year, and that was a key factor for our $17 million in top line sales for the quarter which helped contribute to the 23% growth in year-to-date net sales and almost $29 million in net sales for the fiscal-year-to-date period. We’re proud of these results and our ability to continue to perform and deliver despite some of the overall headwinds facing the retail industry today.”

“More importantly, we were able to accomplish our goal at the beginning of the year which was to improve gross margins by over 400-basis point compared to the same quarter last year. To overcome last year’s supply chain challenges, our team worked hard this year to shift a majority of our business to FOB-China thereby improving the timing and efficiency of shipments to avoid any potential supply-chain disruptions and to ensure our retail customers remained in-stock on key karaoke products.”

“As we enter our holiday quarter, the market remains volatile and challenging with generally elevated levels of inventory present throughout the entire consumer products market. However, through our long-standing partnerships at retail and our commitment to innovation, we firmly believe we are well-positioned to remain the market leader today and well into the future.”

“We continue to look for and invest into new serviceable markets and business verticals within the karaoke category that are currently untapped in the U.S. market. We believe there are a number of significant growth opportunities where we can be very competitive while driving new sales growth at compelling margins,” concluded Mr. Atkinson.

Earnings Call Information:

The Company will host a conference call today, Monday, November 14, 2021, beginning at 5:00 PM Eastern time to discuss these results and answer questions. If you would like to participate on the call, please dial (800) 343-4849 and use conference ID: MICS.

An audio rebroadcast of the call will be available later in the day after the earnings call and can be heard at: www.singingmachine.com/investors.

About The Singing Machine

Singing Machine® is the leading provider of karaoke products to consumers across the world. The Company offers the industry’s widest line of at-home and in-car karaoke entertainment products, which allow consumers to find a machine that suits their needs and skill level. The Company’s products are sold in over 25,000 locations worldwide, including at well-known retailers such as Amazon, Costco, Sam’s Club, Target, and Walmart. As the most recognized brand in karaoke, Singing Machine products incorporate the latest technology and provide access to over 70,000 songs for streaming through its mobile app and select WiFi-capable products. To learn more, go to www.singingmachine.com.

Investor Relations Contact:

Brendan Hopkins

(407) 645-5295

investors@singingmachine.com

www.singingmachine.com

www.singingmachine.com/investors

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “may”, “could”, “expects”, “projects,” “intends”, “plans”, “believes”, “predicts”, “anticipates”, “hopes”, “estimates” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors described in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements are applicable only as of the date on which they are made, and the Company does not assume any obligation to update any forward-looking statements.

The Singing Machine Company, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2022	March 31, 2022
	(unaudited)
Assets
Current Assets
Cash	$2,978,683	$2,290,483
Accounts receivable, net of allowances of $277,953 and $122,550, respectively	10,640,685	2,785,038
Due from Crestmark Bank	1,076,988	100,822
Accounts receivable related party - Stingray Group, Inc.	81,665	152,212
Inventories, net	16,022,436	14,161,636
Prepaid expenses and other current assets	158,238	344,409
Deferred financing costs	-	7,813
Total Current Assets	30,958,695	19,842,413

Property and equipment, net	532,505	565,094
Deferred tax assets	812,478	892,559
Operating Leases - right of use assets	862,279	1,279,347
Other non-current assets	193,841	86,441
Total Assets	$33,359,798	$22,665,854

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$10,133,744	$5,391,265
Accrued expenses	2,544,287	1,732,355
Revolving line of credit - Iron Horse Credit	2,500,000	2,500,000
Refunds due to customers	93,925	97,968
Reserve for sales returns	1,690,606	990,000
Current portion of finance leases	7,988	7,605
Current portion of installment notes	77,479	74,300
Current portion of operating lease liabilities	848,723	876,259
Subordinated note payable - Starlight Marketing Development, Ltd.	352,659	352,659
Total Current Liabilities	18,249,411	12,022,411

Finance leases, net of current portion	6,528	10,620
Installment notes, net of current portion	99,098	138,649
Operating lease liabilities, net of current portion	60,374	457,750
Total Liabilities	18,415,411	12,629,430

Commitments and Contingencies

Shareholders’ Equity
Preferred stock, $1.00 par value; 1,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock $0.01 par value;100,000,000 shares authorized; 3,108,814 and 1,221,209 shares issued and outstanding, respectively	31,088	12,212
Additional paid-in capital	29,511,317	24,902,694
Accumulated deficit	(14,598,018)	(14,878,482)
Total Shareholders’ Equity	14,944,387	10,036,424
Total Liabilities and Shareholders’ Equity	$33,359,798	$22,665,854

The Singing Machine Company, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net Sales	$17,113,636	$17,368,973	$28,805,690	$23,434,623

Cost of Goods Sold	13,149,667	14,041,669	21,661,191	18,529,449

Gross Profit	3,963,969	3,327,304	7,144,499	4,905,174

Operating Expenses
Selling expenses	899,590	733,485	1,504,787	1,311,467
General and administrative expenses	2,417,405	1,776,997	4,787,829	3,198,349
Depreciation	62,323	66,809	120,390	135,080
Total Operating Expenses	3,379,318	2,577,291	6,413,006	4,644,896

Income from Operations	584,651	750,013	731,493	260,278

Other (Expenses) Income
Gain - related party	-	-	-	11,236
Gain from Payroll Protection Plan loan forgiveness	-	-	-	448,242
Gain from settlement of accounts payable	-	236,472	-	236,472
Interest expense	(185,827)	(110,864)	(345,940)	(210,393)
Finance costs	-	(9,375)	(7,813)	(26,297)
Total Other (Expenses) Income, net	(185,827)	116,233	(353,753)	459,260

Income Before Income Tax Provision	398,824	866,246	377,740	719,538

Income Tax Provision	(102,357)	(173,873)	(97,276)	(145,778)

Net Income	$296,467	$692,373	$280,464	$573,760

Net Income per Common Share
Basic	$0.10	$0.43	$0.11	$0.40
Diluted	$0.08	$0.43	$0.09	$0.39

Weighted Average Common and Common
Equivalent Shares:
Basic	3,071,131	1,593,929	2,484,660	1,448,603
Diluted	3,610,188	1,605,134	2,961,631	1,460,967

The Singing Machine Company, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	September 30, 2022	September 30, 2021

Cash flows from operating activities
Net Income	$280,464	$573,760
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	120,390	135,080
Amortization of deferred financing costs	7,813	26,297
Change in inventory reserve	(93,447)	53,890
Change in allowance for bad debts	155,403	118,321
Loss from disposal of property and equipment	-	4,394
Stock based compensation	231,213	34,727
Change in net deferred tax assets	80,081	145,778
Paycheck Protection Plan loan forgiveness	-	(448,242)
Gain - related party	-	(11,236)
Gain from extinguishment of accounts payable	-	(236,472)
Changes in operating assets and liabilities:
Accounts receivable	(8,011,050)	(9,409,973)
Due from Crestmark Bank	(976,166)	4,557,120
Accounts receivable - related parties	70,547	(70,880)
Inventories	(1,767,353)	(13,721,821)
Prepaid expenses and other current assets	186,171	23,155
Other non-current assets	(107,400)	50,262
Accounts payable	4,742,479	16,409,171
Accrued expenses	811,932	381,213
Customer deposits	-	(53,249)
Refunds due to customers	(4,043)	(46,686)
Reserve for sales returns	700,606	903,731
Operating lease liabilities, net of operating leases - right of use assets	(7,844)	5,655
Net cash used in operating activities	(3,580,204)	(576,005)
Cash flows from investing activities
Purchase of property and equipment	(87,801)	(77,599)
Net cash used in investing activities	(87,801)	(77,599)
Cash flows from financing activities
Proceeds from Issuance of stock - net of transaction expenses	3,362,750	9,000,580
Payment of redemption and retirement of treasury stock	-	(7,162,452)
Net proceeds from revolving lines of credit	-	1,977,006
Payment of deferred financing charges	-	(37,501)
Payments on installment notes	(36,372)	(33,451)
Proceeds from exercise of stock options	-	4,800
Proceeds from exercise of pre-funded warrants	168,334	-
Proceeds from exercise of common warrants	865,202	-
Payment on subordinated note payable		(150,000)
Payments on finance leases	(3,709)	(4,440)
Net cash provided by financing activities	4,356,205	3,594,542
Net change in cash	688,200	2,940,938

Cash at beginning of year	2,290,483	396,579
Cash at end of period	$2,978,683	$3,337,517

Supplemental disclosures of cash flow information:
Cash paid for interest	$331,225	$249,734
Equipment purchased under capital lease	$-	$23,651
Issuance of common stock and warrants for stock issuance expenses	$-	$547,838
Operating leases - right of use assets and lease liabilities at inception of lease	$-	$16,364